UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2011

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2011, William P. Fasig and GameTech International, Inc. (the “Company”) entered into a Transition Employment Agreement (the “Agreement”), resulting from Mr. Fasig’s desire to change his role within the Company in order to relocate his family from Reno, Nevada.  Pursuant to the Agreement, Mr. Fasig will resign as President & Chief Executive Officer of the Company on the earlier to occur of: (1) the date the Company’s quarterly report on Form 10-Q for the period ending May 1, 2011 is completed and filed; or (2) the date the Company appoints a new President & Chief Executive Officer (the “Transition Date”). Following the effectiveness of his resignation, Mr. Fasig will serve as a consultant to the Company through November 11, 2011 (the “Departure Date”) pursuant to the terms of the Agreement.  The Agreement also provides that Mr. Fasig will continue to receive his current base salary through May 27, 2011.  After May 27, 2011 and until the Departure Date, Mr. Fasig will receive compensation totaling $110,000 less applicable payroll taxes and income tax withholdings. Until the Departure Date, (i) the Company will continue to reimburse Mr. Fasig for all reasonable expenses incurred in performing his duties and responsibilities for the Company, (ii) Mr. Fasig shall be eligible to participate in certain benefit plans for which he was eligible as President & Chief Executive Officer, and (iii) the equity awards previously granted to Mr. Fasig will continue to vest until the Departure Date and all vested portions of his previously granted equity awards shall be exercisable prior to and following the Departure Date in accordance with the terms of the applicable equity award agreement. Mr. Fasig will not receive any of the compensation or other benefits mentioned above if he voluntarily resigns, his employment is terminated by the Company for cause (as defined in the Agreement), or in the event of a material breach (defined in the Agreement) prior to the Departure Date. The Agreement also contains a non-competition covenant that prohibits Mr. Fasig from engaging, directly or indirectly, in any business in competition with the Company for a period of 12 months after the Transition Date, a non-solicitation covenant relating to customers, distributors and employees of the Company applicable for a period of 12 months after the Transition Date and a confidentiality provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By: /s/ James B. Robertson
James Robertson
Vice President & General Counsel

Dated:           May 26, 2011